Exhibit 99.2
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION RELATING TO
THE NEWALLIANCE MERGER
The following unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to First Niagara Financial Group Inc.’s (“First Niagara”) April 15, 2011 merger with NewAlliance Bancshares, Inc. (“NewAlliance”). The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of First Niagara and NewAlliance as of March 31, 2011, and assumes that the merger was completed on that date. The unaudited pro forma combined condensed consolidated statement of operations gives effect to the NewAlliance merger as if the merger had been completed on January 1, 2010.
The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the NewAlliance merger been completed on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.
The pro forma financial information includes estimated adjustments to record assets and liabilities of NewAlliance at their respective fair values and represents First Niagara’s estimates based on available information. The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price for the acquisition of NewAlliance will be determined after analyses to determine the fair value of NewAlliance’s tangible and identifiable intangible assets and liabilities are completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may result in a change in the amount of the purchase price allocated to goodwill and other assets and liabilities from the amount currently allocated based on the estimate of fair values reflected in the pro forma financial information, and may impact First Niagara’s actual statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. The final adjustments may be materially different from those reflected in the unaudited pro forma adjustments presented herein.
First Niagara anticipates that the NewAlliance merger will provide the combined company with financial benefits that include reduced operating expenses. However, First Niagara cannot guarantee any such financial benefit will actually materialize. Even if the anticipated financial benefits materialize, they may prove to be less than what First Niagara anticipated. First Niagara may not be able to retain NewAlliance’s customers, and/or costs to integrate NewAlliance into First Niagara may be greater than what First Niagara estimated. The pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the potential benefits of expected cost savings, opportunities to earn additional revenue, or potential costs relating to customer retention, integration or otherwise, and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had First Niagara and NewAlliance been combined during the period presented below.
The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of First Niagara and NewAlliance.
The unaudited pro forma stockholders’ equity and net income are qualified by the statements set forth above and below and should not be considered indicative of the market value of First Niagara’s common stock or the actual or future results of operations of First Niagara for any period. Actual results may be materially different than the pro forma financial information presented.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition
As of March 31, 2011

		NewAlliance Merger
	First Niagara	NewAlliance	Pro forma merger		First Niagara
	historical	historical	adjustments		pro forma
	(in thousands)
Assets:
Cash and cash equivalents	$220,997	$104,638	$196,904	(1)	$522,539
Investment securities	8,621,408	2,938,389	(458,722	) (2)	11,101,075
Loans held for sale	26,955	9,671	—		36,626
Loans	10,711,243	5,181,997	(81,950	) (3)	15,811,290
Less: Allowance for loan losses	100,126	55,283	(55,283	) (3)	100,126

Net loans and leases	10,611,117	5,126,714	(26,667)		15,711,164
Bank-owned life insurance	232,748	137,487	—		370,235
Premises and equipment, net	227,136	58,742	26,380	(4)	312,258
Goodwill	1,023,977	527,167	124,002	(5)	1,675,146
Other identifiable intangibles	84,834	25,595	(1,795	) (6)	108,634
Other assets	390,673	112,359	38,494	(7)	541,526

Total assets	$21,439,845	$9,040,762	$(101,404)		$30,379,203

Liabilities and Stockholders’ Equity:
Savings	$1,271,494	$1,680,415	$—		$2,951,909
Interest-bearing checking	1,726,379	403,803	—		2,130,182
Money market deposit accounts	5,177,242	1,082,514	—		6,259,756
Noninterest-bearing	2,050,034	616,721	—		2,666,755
Certificates of deposit	3,230,674	1,500,166	29,078	(8)	4,759,918

Total deposits	13,455,823	5,283,619	29,078		18,768,520

Borrowings	4,904,053	2,197,386	63,814	(9)	7,165,253
Other liabilities	304,937	90,720	—		395,657

Total liabilities	18,664,813	7,571,725	92,892		26,329,430
Stockholders’ equity	2,775,032	1,469,037	(194,296	) (10)	4,049,773

Total liabilities and stockholders’ equity	$21,439,845	$9,040,762	$(101,404)		$30,379,203

(See “Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Information” on following pages)

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2011

		NewAlliance				Pro forma
				Pro forma		combined
	First Niagara			merger		First Niagara/
	historical	Historical		adjustments		NewAlliance
	(in thousands, except per share amounts)
Interest income:
Loans and leases	$132,117	$62,682		$(3,542	)(11)	$191,257
Investment securities and other	76,767	23,524		(2,932	)(11)	97,359

Total interest income	208,884	86,206		(6,474)		288,616

Interest expense:
Deposits	15,621	11,761		(1,610	)(11)	25,772
Borrowings	20,395	13,774		(3,809	)(11)	30,360

Total interest expense	36,016	25,535		(5,419)		56,132

Net interest income	172,868	60,671		(1,055)		232,484
Provision for credit losses	12,900	1,800	(12)	—	(12)	14,700

Net interest income after provision for credit losses	159,968	58,871		(1,055)		217,784

Noninterest income:
Banking services	19,006	6,177		—		25,183
Insurance commissions	15,755	—		—		15,755
Mortgage banking	1,263	713				1,976
Lending and leasing	3,763	1,002		—		4,765
Wealth management services	6,734	2,841		—		9,575
Bank owned life insurance	2,030	820		—		2,850
Other	3,523	(744)		—		2,779

Total noninterest income	52,074	10,809		—	(13)	62,883

Noninterest expense:
Salaries and employee benefits	74,511	23,078		—		97,589
Occupancy and equipment	16,197	6,657		1,319	(14)	24,173
Technology and communications	12,871	—		—		12,871
Federal deposit insurance premiums	6,195	1,974		—		8,169
Marketing and advertising	2,692	1,515		—		4,207
Amortization of core deposit and other intangibles	5,489	1,953		1,214	(15)	8,656
Professional services	6,360	4,187		—		10,547
Merger and acquisition integration expenses	6,176	1,349		(7,345	)(16)	180
Other	14,659	3,214		—		17,873

Total noninterest expense	145,150	43,927		(4,812	)(17)	184,265

Income before income taxes	66,892	25,753		3,757		96,402
Income tax expense	21,974	8,899		1,428	(18)	32,301

Net income	$44,918	$16,854		$2,329		$64,101

Earnings per common share:
Basic	$0.22	$0.17				$0.21
Diluted	$0.22	$0.17				$0.21

Weighted average common shares outstanding:
Basic	206,124	98,939		(5,343	)(20)	299,720
Diluted	206,644	99,509		(5,373	)(20)	300,780
(See “Notes to the Unaudited Pro Forma Combined Consolidated Financial Information” on following pages)

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Note A — Basis of Presentation
The unaudited pro forma combined condensed consolidated financial information and explanatory notes show the impact on the historical financial condition and results of operations of First Niagara resulting from the April 15, 2011 merger with NewAlliance under the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of NewAlliance are recorded by First Niagara at their respective fair values on the date the NewAlliance merger was completed. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of First Niagara and NewAlliance as of March 31, 2011, and assumes that the merger was completed on that date. The unaudited pro forma combined condensed consolidated statement of operations gives effect to the NewAlliance merger as if the merger had been completed on January 1, 2010.
As the merger is recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit, and no allowance for loan losses is carried over to First Niagara’s statement of financial condition.
Note B — Merger and Acquisition Integration Costs
The historical results of Firsts Niagara for the three months ended March 31, 2011 include merger and acquisition integration costs of $6.0 million related to the NewAlliance merger. These integration costs primarily consist of professional services, severance, charitable contributions, and marketing and advertising expenses and are eliminated as a pro forma adjustment.
The historical results of NewAlliance include merger and acquisition integration costs of $1.3 million for the three months ended March 31, 2011, respectively, related to its merger with First Niagara. These integration costs primarily consist of investment banking, and compensation expenses and are eliminated as a pro forma adjustment.
First Niagara expects to incur a total of $104 million in merger and acquisition integration expenses in connection with the NewAlliance merger, primarily severance, professional, legal and conversion related expenditures, which are not reflected in the pro forma financial information.
Note C — Estimated Annual Cost Savings
First Niagara expects to realize cost savings of approximately 20-25% of NewAlliance’s operating expenses following the merger. These cost savings are not reflected in the pro forma financial information and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note D — Pro Forma Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

(1)	The adjustment results from a sale of NewAlliance investment securities, partially offset by the cash First Niagara will use to pay for the following items:

(in thousands)
Investment securities sales	$477,396
Merger consideration	(198,681)
Capital expenditures	(25,000)
After tax merger and integration expenses	(56,811)

Total	$196,904

(2)	In part to fund the cash component of the NewAlliance merger consideration, First Niagara sold $477.4 million of investment securities acquired from NewAlliance. This amount is reflected as a pro forma adjustment. This adjustment is partially offset by an estimated fair value adjustment to investment securities held by First Niagara of $18.7 million.

(3)	Represents the estimated fair value adjustment to loans, which includes an estimate of lifetime credit losses. Accordingly, the existing NewAlliance allowance for loan losses is not carried over.

(4)	Represents the fair value adjustment to premises and equipment of $1.4 million and anticipated capital expenditures for occupancy, technology, and communications of $25.0 million.

(5)	Represents adjustments to goodwill resulting from recording the assets and liabilities of NewAlliance at fair value. These adjustments are preliminary and are subject to change. The excess of consideration paid over the fair value of net assets acquired was recorded as goodwill and can be summarized as follows:

		(in thousands)
First Niagara common stock issued		$1,315,786	(a)
Cash payments to NewAlliance stockholders		198,681
Fair value of NewAlliance employee stock options		15,766	(b)

Total consideration		$1,530,233

Carrying value of NewAlliance net assets at March 31, 2011		$1,469,037

Fair value adjustments (debit/(credit)):
Write-off of NewAlliance goodwill	$(527,167)
Write-off of NewAlliance other identifiable intangibles	(25,595)
Investment securities	18,674
Loans, net	(26,667)
Core deposit intangible	23,800
Premises and equipment	1,380
Deferred taxes	38,494
Certificates of deposit	(29,078)
Borrowings	(63,814)

Total fair value adjustments		(589,973)

Fair value of net assets acquired at March 31, 2011		$879,064

Excess of consideration paid over fair value of net assets acquired (goodwill)		$651,169

(a)	Based on NewAlliance common shares outstanding at April 15, 2011 and $14.00 closing price per share of First Niagara common stock on April 15, 2011.

(b)	Under the terms of the merger agreement, each NewAlliance employee stock option was automatically vested and converted into an option to purchase 1.10 shares of First Niagara common stock, with an exercise price equal to the NewAlliance stock option exercise price divided by 1.10. The converted stock options were valued using the Black-Scholes option pricing model.

(6)	Represents the elimination of existing NewAlliance identifiable intangibles, partially offset by the recognition of the fair value of a core deposit intangible asset of $23.8 million.

(7)	Represents a net deferred tax asset resulting from the fair value adjustments related to the acquired assets and liabilities. The net deferred tax asset was computed using First Niagara’s combined income tax rate of 38% (35% federal statutory rate and combined state rate of 3%)

(8)	Represents the estimated fair value adjustment to certificate of deposit liabilities.

(9)	Represents the estimated fair value adjustment to borrowings.

(10)	The net impact of the adjustments to stockholders’ equity is detailed in the table below. The fair value of the shares of common stock and employee stock options exchanged represents the fair value of the actual merger consideration exchanged on April 15, 2011, the date of the NewAlliance merger, and was computed using the $14.00 closing price per share of First Niagara’s common stock on that date.

(in thousands)
Fair value of First Niagara common stock to be issued	$1,315,786
Fair value of NewAlliance employee stock options	15,766
Elimination of NewAlliance stockholders’ equity	(1,469,037)
After tax merger and integration expenses	(56,811)

Total stockholders’ equity adjustment	$(194,296)

(11)	The amortization/accretion of fair value adjustments related to loans, investment securities, deposits, and borrowings utilizing the interest method over the estimated lives of the related asset or liability.
The estimated increase (decrease) on pre-tax income from the purchase accounting adjustments for the five years succeeding the NewAlliance merger is as follows:

	Year 1	Year 2	Year 3	Year 4	Year 5	Total
	(in thousands)
Investment securities	$(11,165)	$(11,727)	$(9,389)	$(5,274)	$(685)	$(38,240)
Loans	(16,419)	(14,169)	(11,918)	(9,668)	(7,417)	(59,591)
Deposits	16,218	6,439	4,092	2,329	—	29,078
Borrowings	25,326	15,235	9,125	5,753	4,198	59,637

TOTAL	$13,960	$(4,222)	$(8,090)	$(6,860)	$(3,904)	$(9,116)

(12)	While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for loan losses and the allowance for loan losses, we assumed no adjustments to the historical amount of NewAlliance’s provision for credit losses. If such adjustments were estimated, there could be a reduction in the historical amount of NewAlliance’s provision for credit losses presented.

(13)	Noninterest income does not reflect revenue enhancement opportunities.

(14)	Depreciation of anticipated capital expenditures utilizing the straight line method over a five year period.

(15)	Incremental amortization of core deposit intangible using an accelerated method over a useful life of seven years.

(16)	Represents the elimination of historical merger and acquisition integration expenses related to the NewAlliance merger.

(17)	Noninterest expenses do not reflect anticipated cost savings.

(18)	Reflects the tax impact of the pro forma merger adjustments at First Niagara’s combined income tax rate of 38% (35% federal statutory rate and combined state rate of 3%.)

(19)	Adjustment reflects the elimination of NewAlliance weighted average shares outstanding, offset by the 94 million shares of common stock issued in connection with the NewAlliance merger.
Note E — Effect of Hypothetical Adjustments on NewAlliance’s Historical Financial Statements
The unaudited pro forma combined condensed consolidated statement of operations presents the pro forma results assuming the NewAlliance merger occurred on January 1, 2010. As required by Regulation S-X Article 11, the pro forma financial statement for the three months ended March 31, 2011 does not reflect any adjustments to eliminate NewAlliance’s historical provision for credit losses.
NewAlliance’s provision for credit losses for the period presented relates to loans that First Niagara is required to initially record at fair value. Such fair value adjustments include a component related to the expected lifetime credit losses on those loan portfolios. First Niagara believes that these provisions would not have been recorded in First Niagara’s combined consolidated financial statements for the periods presented had the NewAlliance merger been completed on January 1, 2010.